Exhibit 99.2

CHIEF FINANCIAL OFFICER CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Richard J. Kaplan, as Chief Financial Officer of DeCrane Holdings Co., a Delaware corporation (the “Company”), hereby certifies that:

(1)          The Company’s periodic report on Form 10-K for the period ended December 31, 2002 (the “Form 10-K”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)          The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 15, 2003	By:	/s/ Richard J. Kaplan
	Name:	Richard J. Kaplan
	Title:	Chief Financial Officer and Assistant Secretary

A signed original of this written statement required by Section 906 has been provided to DeCrane Holdings Co. and will be retained by DeCrane Holdings Co. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code.  This certification shall not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section.  This certification does not constitute a part of Registrant’s Annual Report on Form 10-K accompanying this certification and to which it is an exhibit.